EXHIBIT 10
                               MATERIAL CONTRACTS

                TERMINATION AND EMPLOYMENT AGREEMENT AND RELEASE



         This Termination and Employment Agreement and Release ("Agreement"), is made and entered into as of the Effective Date, as defined herein, by and between Neal E. Schmale ("Employee"), Union Oil Company of California
("Company") and Unocal Corporation ("Unocal"). The Company and Unocal are sometimes referred to herein jointly as "Companies".

         WHEREAS, Employee has been employed by the Companies or their affiliates or predecessors for 29.5 years and (i) presently serves as a director of each of Companies, (ii) was, until recently, employed as Chief Financial Officer of Unocal, and (iii) is an employee of Company.

         WHEREAS, Companies advised Employee of their wish to change his current assignments and have him resign from his position as a director of Companies and any positions as director or employee of any of their subsidiaries while remaining available to act as an employee of each of the Companies in a consulting capacity, and subsequently, effective October 15, 1998, to have him resign from his remaining positions as an employee of Companies.

         NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement and other valuable consideration, the sufficiency of which is hereby acknowledged, Companies and Employee agree as follows:

          1. Resignation. Upon execution of this Agreement, Employee will render
          --------------
     his written resignation from all of his positions as a director of Companies, effective as of October 15, 1997.

          2. Services to be Rendered by Employee on and After Effective Date.

     (a) Term of Employment.
         ------------------

                  Employee shall be employed by the Companies continuously as a consulting employee, commencing on the Effective Date and continuing through October 14, 1998. Such employment may be terminated earlier, provided that such termination shall be exclusively in accordance with Section 7(b) of this Agreement.

     (b) Duties to be Performed. Upon reasonable written notice by an officer of
     --------------------------
the Companies, employee shall make himself available during regular business hours at Employee's reasonable convenience to perform telephonic consultation on matters not involving Confidential Information of the Companies, provided that such telephonic consultation shall not be required of Employee at times which interfere with Employee's ability to conduct other employment or business activities. Employee may waive such written notice and telephonic requirements, provided that any such waiver in one instance shall not constitute a permanent waiver under this Agreement. In addition, Employee shall make himself available during regular business hours to provide testimony in litigation to which any of the Companies is a party, but only to the extent of five hours per month (unless Employee is otherwise compelled by judicial process) and only to the extent Employee determines that he could be compelled by judicial process to so testify. The foregoing requirements to perform limited hours of service per month shall be non-cumulative and accordingly shall expire at the end of each month during the term of Employee's employment. The Companies agree to negotiate in good faith with Employee regarding definition of Employee's duties provided Companies' rights hereunder are not prejudiced where Employee is presented with technical obstacles to future employment due to his duties under this Agreement.

     (c)  Non-Exclusive  Employment.  Employee may,  without  restrictions as to
       ----------------------------
time, place or nature of undertaking, perform services for others during the term of employment described in Section 2(a) as long as such services do not compromise Employee's obligations under Sections 5 or 6 of this Agreement. Following execution of this Agreement, and the Effective Date of same, and during the term of employment described in Section 2(a),Employee agrees to inform Companies in writing within 10 days of commencing other employment, consulting assignments or any other position for which he receives compensation for his services.

     3.Compensation.
     ---------------

     (a) Vacation Accrual,  Reimbursement of Fees, and Value of Future Benefits.
     ---------------------------------------------------------------------------
Simultaneously upon full execution and as a condition to delivery of this Agreement by the parties hereto, and Employee's delivery of his written resignations in accordance with Section 1 hereof, Company or Unocal shall deliver to Employee (i) its check made payable to Employee in the amount of $46,154 (which amount shall be translated to its hourly equivalency under the Unocal vacation bank and policy and debited from Employee's vacation bank accrual) less Applicable Withholding, (ii) its check for $15,000 representing reimbursement of a portion of Employee's legal fees with Pillsbury Madison & Sutro LLP, less Applicable Withholding, (iii) its check made payable to Employee in the amount of $75,000 (representing the parties' agreed upon substitute value of certain welfare plan and fringe benefit coverage for applicable periods between October 14, 1998 and October 14, 2001), less Applicable Withholding and (v) its check made payable to Employee in the amount of $273,171 (representing a payment in lieu of the benefit accruals that would have occurred in the aggregate under the Unocal Retirement Plan and the Non-Qualified Retirement Plans had the Employee continued employment through October 14, 2001 at his present compensation). None of such amounts shall be deemed compensation for purposes of any Benefit Plan.

     (b)  Salary.  During the term of  employment  described  in  Section  2(a),
          ------
Employee shall receive a salary, payable in semi-monthly installments, of $400,008 per annum, less Applicable Withholding.

     (c)  Revised   Incentive   Compensation   Plan.   Employee   shall  receive
     ----------------------------------------------
distribution of the cash portion of deferred RICP awards made with respect to years prior to 1998 in accordance with his existing deferral elections on a 100% vested and non-forfeitable basis. Employee shall receive an RICP award for calendar year 1997 equal to that which he would have received had his resignation under Section 1 not occurred. If the RICP is interpreted, modified, amended or terminated, or the Committee thereunder acts, in a manner which would result in the foregoing award (after having been rendered in a manner that is non-discriminatory relative to Employee) being reduced, Employee shall receive a bonus, less Applicable Withholding, in the amount of such reduction, payable at the time the RICP award is payable, or would have been payable.

     (d) Long Term Incentive Plan of 1991.
         --------------------------------

     (1) Performance Shares. The parties acknowledge and agree that Employee has been awarded, under the LTIP, with respect to the Performance Cycles set forth in Column A below, the number of Performance Shares appearing to the right of each Performance Cycle in Column B below, and that under the terms of the LTIP, such Performance Share awards will be pro-rated as set forth in Column C below, assuming Employee's employment continues through October 14, 1998:

                  A.                                     B.               C.
             Performance                             Performance      Proration
                Cycle                               Share Awards
--------------------------------------- ----------------------------------------
 1994-97 ...............................               6,600               6,000
 1995-98 ...............................               7,000               6,635
 1996-99 ...............................               7,000               4,885
1997-2000 ..............................               6,000               2,688


The Companies agree that payout of the above referenced awards shall be "at the convenience of the Company" for purposes of Section 8(d)(i) of the LTIP and the equivalent section of the Employee's LTIP agreements. Accordingly, the Companies shall cause the LTIP Committee to make Performance Share payments to Employee based on the Awards described in Column B above following the close of each Performance Cycle (in the form and at the time such awards are generally paid) subject only to the following LTIP variables:

     (a) Pro-ration for service under Section 8(d)(i) of the LTIP shall be as described in Column C above for termination of employment on October 14, 1998; in the event of an earlier termination of the term of employment described in
Section 2(a), the date of such termination shall not be earlier than the Effective Date and the pro-ration shall be based on the principles used to derive Column C above.

     (b) The original Performance Share award shall be subject to variation in accordance with Section 8(b) of the LTIP and the "Peer Group Companies" relative performance fraction contemplated by the LTIP agreement.

     (c) The price of Stock under the LTIP at the end of the Performance Cycle.

     (2) Stock Options. The parties acknowledge and agree that Employee has been
     ------------------
awarded, under the LTIP, with respect to the Option Grants dated as set forth in Column A below, the number of non-qualified stock options appearing to the right of each Option Grant in Column B below, exercisable at the applicable strike price set forth in Column C below and that under the terms of the Option Grants, such Option Grants become exercisable in 25% increments over the 3 1/2 years following the Option Grant date and will therefore be exercisable in the numbers set forth in Column D below, assuming Employee's employment continues through October 14, 1998:

             A                           B                    C            D
                                                                        Options
                                       Number                        Exercisable
           Option                        of                Strike         on
           Grants                     Options              Prices      10/14/98
--------------------------------------------------------------------------------
3/26/90 ...................           15,344           $     30.0625      15,344
1/28/91 ...................           12,666                 24.3125      12,666
3/30/92 ...................           18,269                 20.9375      18,269
3/29/93 ...................           17,917                 29.6875      17,917
3/28/94 ...................           22,095                 26.3750      22,095
3/27/95 ...................           21,000                 28.5000      21,000
3/25/96 ...................           21,000                 32.8125      15,750
3/24/97 ...................           19,500                 38.8125       9,750

Companies agree that the options described in Column D are vested and non-forfeitable and shall be exercisable by Employee without restriction until the earlier of (i) the tenth anniversary of the grant or (ii) the third anniversary of the termination of the term of Employee's employment under
Section 2(a), provided that (i) prior to September 27, 1998, with respect to the March 27, 1995 option grant, the number of options exercisable as described in Column D shall be 15,750, (ii) prior to September 25, 1998, with respect to the March 25, 1996 option grant, the number of options exercisable as described in Column D shall be 10,500 and (iii) prior to September 24, 1998, with respect to the March 24, 1997 option grant, the number of options exercisable as described in Column D shall be 4,875. In the event of an exercise of an option by Employee prior to the termination of the term of Employee's employment under Section 2(a) and payment of all or a portion of the gain on the option in Restricted Stock, said Restricted Stock shall be immediately 100% vested and non-forfeitable, and shall be distributed to Employee without restriction, on October 14, 1998.

     (3)  Restricted  Shares.  The parties  acknowledge  and agree that Employee
          -------------------
has 16,412 shares of Restricted Stock resulting from his deferral of a portion of RICP awards, as of October 14, 1997. Notwithstanding any other provisions of this Agreement, such Restricted Stock shall be 100% vested and non-forfeitable, and distributed to Employee without restriction, on the earlier of the termination of the term of employment described in Section 2(a) or October 14, 1998.

     (4)  LTIP  Rights  Vested.  The  termination  of  the  term  of  Employee's
     -------------------------
employment under Section 2(a) by reason of Section 7(b) shall not modify Employee's rights under Sections 3(d)(1) through (3).

     (e)  Expense  Reimbursement.   Company  will  reimburse  Employee  for  all
          ----------------------
reasonable and documented travel and out-of-pocket expenses incurred by Employee while traveling on behalf of Company when such travel has been authorized in writing by Company. Companies shall provide Employee with office space, secretarial assistance acceptable to Employee, office equipment and supplies, hardwired and cellular telephone service through the earlier of October 14, 1998 or the date Employee is provided an office by a subsequent employer.

     (f) Severance Payment.  In consideration of 30 1/2 years of employment with
       -------------------
the Companies and the promises exchanged in this Agreement, and notwithstanding any other provision of this Agreement, including without limitation, the date of termination of the term of Employee's employment under Section 2(a), on October 14, 1998 the Companies shall deliver to Employee a check made payable to Employee (or in the event of Employee's intervening disability or death, the trustee of the Schmale Family Trust) in the amount of $1,966,670, less Applicable Withholding, and its check representing the dollar equivalent of Employee's accrued vacation hours in the Unocal vacation bank, at his date of termination of employment.

     (g) Waiver. Employee shall not be entitled to any other separation benefits
       ---------
except as specifically provided in this Section 3. Employee shall not be eligible for any additional grants under the Long Term Incentive Plan of 1991 after the Effective Date.

                           4. Benefits.
                              --------

     (a)  Participation  After  Effective Date. On and after the Effective Date,
          ------------------------------------
and during the term of Employee's  employment under

Section 2(a) above, Employee shall be entitled to participate in all Benefit Plans and fringe benefit and payroll practices of Unocal on the same terms and conditions as would be applicable were Employee serving, during the term of employment described in Section 2(a), as Chief Financial Officer of Unocal in good standing and receiving as compensation the amounts described in Sections 3(b) and 3(c) of this Agreement. For purposes of the preceding sentence, "terms and conditions" includes Employee making required elections, and Employee's paying generally applicable employee-side contributions required by a Benefit Plan to obtain one or more benefits under the Benefit Plan.

     (b) Guaranty of Benefits by  Companies.  If, for any reason,  Employee does
         ----------------------------------
not receive, pursuant to a Benefit Plan, at the time required by such Benefit Plan, all or any portion of the benefit under such Benefit Plan as contemplated by Section 4(a), the Companies shall be jointly and severally obligated to provide the Employee the After Tax Equivalent of the benefit not then received by the Employee pursuant to the Benefit Plan. The parties agree that the rights and obligations created under the preceding sentence are contractual rights and obligations between Employee and the Companies under the law of California, and not rights and obligations under a Benefit Plan.

     (C) Defined Benefit Plans.
         ----------------------

     (1)  Qualified  Plan.  The parties  acknowledge  and agree that  Employee's
          ---------------
accrued benefit under the Unocal Retirement Plan accrued through October 31, 1997 is $9,722.23 per month (calculated as though Employee terminated employment on October 31, 1997), and such accrued benefit accrued through October 14, 1998 (assuming Employee's employment through October 14, 1998 and making no allowance for anticipated increase in the IRC ss. 415 limit) shall also be $9,722.23 per month (both expressed as a single life annuity for the life of the Employee commencing on the first day of the first month following Employee's attainment of age 65), and that such accrued benefits are and shall be 100% vested and non-forfeitable, and that Employee has the right to elect to receive such benefit or any alternative form of benefit deemed to be equivalent, and generally available, under the Unocal Retirement Plan (with applicable spousal consents) upon the first day of the first month immediately following Employee's attainment of age 55 (or in the event of Employee's death prior to retirement, Employee's surviving spouse shall have survivor benefits, in accordance with the terms of the Unocal Retirement Plan, derived from such applicable accrued benefits).

     (2) Non-Qualified  Plans. The parties  acknowledge and agree that, assuming
         --------------------
the accuracy of the benefits described in Section (c)(1), Employee's aggregate accrued benefit under the Non-Qualified Retirement Plans accrued through October 31, 1997 is $11,675.91 per month, and such accrued benefit accrued through October 14, 1998 (assuming Employee's employment through October 14, 1998) shall be $13,234.03 per month (both expressed as a single life annuity for the life of the Employee commencing on the first day of the first month following Employee's attainment of age 65), and that such accrued benefits are and shall be 100% vested and non-forfeitable, and that Employee has the right to elect to receive such applicable benefit or any alternative form of benefit deemed to be equivalent, and generally available, under the Non-Qualified Retirement Plans (with any applicable spousal consents) upon the first day of the first month immediately following Employee's attainment of age 55 (or in the event of Employee's death prior to retirement, Employee's surviving spouse shall have survivor benefits in accordance with the terms of the Unocal Non-Qualified Retirement Plans derived from such applicable accrued benefits).

     (3)  Assumptions  in  Calculating  Retirement  Benefits.  For  purposes  of
          --------------------------------------------------
calculating Final Average Pay under the Unocal Retirement Plan and the Non Qualified Retirement Plans, Employee shall be deemed to have received an RICP award of $200,004 with respect to 1997, notwithstanding the actual amount of award under Section 3(c).

     (d) Special Rules. The parties agree that Employee shall have a "qualifying
         -------------
event" under COBRA (consisting of potential loss of group coverage under the Unocal Medical and Dental Plans by reason of employment termination) at the conclusion of the term of employment described in Section 2(a). The foregoing sentence shall not be construed as a waiver of any rights under COBRA by Employee, Employee's spouse or Employee's dependent children.

     (e) Retiree Medical and Re-employment  Options. The parties acknowledge and
         ------------------------------------------
agree that Employee has the right to enroll in the Retiree Medicare Supplement Coverage under the Unocal Medical Plan at or after attainment of age 65. Employee shall have the option of returning as a consulting employee on the regular payroll of the Companies for a period of three months and at a salary of $30,000 at any time between Employee's 55th birthday and the date Employee attains age 65. If Employee so elects to return to employment, he shall agree to make himself available for consulting on a substantially full-time basis. The Companies acknowledge and agree that if Employee is employed as set forth in this subsection (e), Employee and his eligible dependents will be eligible upon Employee's subsequent termination of employment to participate for life in the combination of, first, the Companies' age 55 to age 65 Retiree Medical Coverage, and thereafter in the Companies' Retiree Medicare Supplement Coverage under the Unocal Medical Plan, as such coverages may be amended by amendments of general application, provided that for purposes of this Section 4(e), any such amendments adopted or effective after October 14, 1997 shall be disregarded to the extent specifically directed at Employee or restricting eligibility in a manner which has the effect of defeating the purpose of this Section 4(e).

         In the event Employee is unable to exercise the option described in this Section 4(e) by reason of disability, Companies shall provide the equivalent of such retiree medical coverage (including coordinated application of specific and aggregate benefit limitations) in exchange for Employee's payment of the then current employee side premiums.

     (f) Qualified Defined Contribution Plans. The parties acknowledge and agree
         ------------------------------------
that Employee's account balances under the Unocal ESOP and Profit Sharing/Saving Plan are 100% vested and non-forfeitable.

     5. Confidential  Information.  Employee  acknowledges that in the course of
        -------------------------
carrying out his responsibilities to Companies, he has had fiduciary responsibilities to Companies and has had access to and has been entrusted with the confidential and proprietary information and trade secrets of Companies including, without limitation, information not previously disclosed to the public regarding current and projected revenues, expenses, costs, profit margins and any other financial and budgeting information; marketing and distribution plans and practices; manufacturing processes, formulae, methods and facilities; research and development; business plans, opportunities, projects and any other business and corporate strategies; product information including reserves, exploration and research; terms of contracts and other arrangements with customers suppliers, agents and employees of Companies; confidential and sensitive information of record regarding other employees (other than Employee's personal opinions), including information with respect to their job descriptions, documented performance strengths and weaknesses, and compensation; and other information not generally known regarding the business, affairs and plans of Companies (collectively, the "Confidential Information"). Employee acknowledges that the unauthorized use or disclosure of Confidential Information would be detrimental to Companies and would reasonably be anticipated to materially impair Companies' value. Employee acknowledges and agrees that such Confidential Information is the exclusive property of Companies and that he shall not at any time, without the prior written consent of an authorized officer of Unocal either during his employment by Companies or after the termination of that employment, directly or indirectly use for himself or others, or disclose to others, any Confidential Information. The foregoing shall not apply to information which either (i) is known to Employee other than as a result of work performed for Companies and from some authorized source other than Companies, (ii) is or becomes part of the public domain, other than by Employee's direct or indirect disclosure, or (iii) consists of explanations of his work experience that are reasonably necessary to interview for employment. Employee's obligations under this paragraph shall survive termination of his employment as described in Section 2(a) for a period of two years from such termination. Employee represents he has made available to Companies all of his files and materials taken from his Unocal office, and Companies have had an opportunity to inspect same, and Companies acknowledge that such files and materials contain no Confidential Information.

     6. Change of Control.  Employee agrees that during the period commencing on
        -----------------
the Effective Date and ended two years after the termination of Employee's employment as described in Section 2(a), Employee will not directly or indirectly participate in or assist any person or entity in activities designed to effectuate, or reasonably likely to result in, a change in control of Unocal or other extraordinary transaction involving Unocal. The foregoing sentence shall not be interpreted as preventing Employee from holding a position with an employer where Employee is "walled off" from any activity prohibited to Employee under this Section. Without limiting the generality of the preceding sentence, activities prohibited by this paragraph 5 include activities designed to effectuate, or reasonably likely to result in (i) a merger or consolidation involving Unocal, (ii) a sale or other disposition of all, or a substantial portion of, Unocal's assets, (iii) any transaction that would require a vote of Unocal's stockholders under Unocal's Certificate of Incorporation or bylaws or under applicable law, (iv) any person or entity (individually or as a group within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) becoming the beneficial owner of 15% or more of the combined voting power of Unocal's then-outstanding equity securities or (v) a change in the composition of Unocal's Board of Directors such that, during any period of two consecutive calendar years, Continuing Directors (as defined below) cease, for any reason, to constitute at least a majority of the Board of Directors. For purposes of this Agreement, "Continuing Directors" shall be the individuals who constitute the Board of Directors at the beginning of the applicable two-year period together with new directors whose election by the stockholders was approved by a vote of at least two-thirds of the directors then in office who either were directors at the beginning of the applicable two-year period or whose election was previously so-approved. Employee acknowledges and agrees that in light of Employee's position and history with Companies and their affiliates and the circumstances as they exist as of the Effective Date of this Agreement, it would be impossible for Employee to engage in any of the activities prohibited by this paragraph 5 without making use of Confidential Information, and the prohibitions contained in this paragraph 5 are reasonable.

     7. Funding, Termination and Remedies.
        ---------------------------------

     (a) Funding.  At the option of the Employee,  the Companies shall establish
         -------
at City National Bank, Beverly Hills, California (the "Trustee") a "rabbi trust" in a form materially similar to that employed by the Companies for the RICP, adapted to the purposes of this Agreement. On such formation, the Companies will fund such Rabbi Trust with cash in the amount equal to the then present value of the payment described in Section 3(f) discounted at the rate of 9.5% (and with no other discounts) as determined in good faith by James Warner, F.S.A. of Towers, Perrin. Distribution shall be accomplished by the Trustee distributing to Employee amounts necessary to pay the amount due under Section 3(f) above. To the extent funds remain after satisfying the amount due Employee under 3(f), the balance of such trust shall be paid to Company. If the amount of the trust is insufficient to pay said amount, Company shall pay Employee such insufficiency, less Applicable Withholding. Employee shall bear the cost of the Trustee's fees and any other expenses of the Rabbi Trust. The assets of the Trust shall be invested in vehicle jointly approved by the Companies and Employee. Payments to Employee shall be reduced by any Applicable Withholding.

     (b)  Termination  of Employee.  Employee's  employment  with the  companies
          ------------------------
described in Section 2(a) shall terminate only as a result of one of the following conditions:

          (1) The termination of such employment effective October 14, 1998 pursuant to the first sentence of Section 2(a).

          (2) The Employee's  material  breach of Employee's  obligations  under
     Section 5 or Section 6.

     (c)  Death or  Disability.  In the event of the  Employee's  death or total
          --------------------
disability, the entire balance of the Rabbi Trust shall be distributed to the trustee of the Schmale Family Trust.

     (d) Remedies

(1) Damages.  The parties agree that the damages according to proof shall be the
    -------
remedy at law for breaches hereunder. However, the Companies shall not be entitled to withhold any payment or portion thereof provided under Section 3 as an alleged offset against any such claim of damages by the Companies unless (i) Companies have submitted the issue to arbitration under Section 12 by written notice given in accordance with the procedures thereunder on or before September 14, 1998 and (ii) after a full evidentiary hearing, the arbitrator determines that the Companies have such a right of offset as a matter of law and that there has been a material breach by Employee of Section 6 hereof.

     (2) Companies'  Equitable Remedies.  Employee  acknowledges and agrees that
         ------------------------------
full compliance with his obligations under Sections 5 and 6 are essential to the Companies, and in the event of any breach or threatened breach by Employee of Sections 5 or 6 Companies will sustain losses which are impossible to determine and not fully compensable by monetary damages. Therefore, Company and/or

Unocal shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction to enjoin any such breach or threatened breach and to enforce the specific performance of such provisions.

     (3) Employee's  Equitable  Remedies.  Companies  acknowledge and agree that
         -------------------------------
full compliance with their obligations under this Agreement are essential to the Employee, and in the event of any breach or threatened breach by Companies of this Agreement, Employee will sustain losses which are impossible to determine and not fully compensable by monetary damages. Therefore, Employee shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction to enjoin any such breach or threatened breach and to enforce the specific performance of such provisions.

     (4) Defense of Validity. The Companies agree to defend the validity of this
         -------------------
Agreement in any proceeding which threatens to make this Agreement unenforceable in any material respect.

     8.  General  Release by  Employee.  In  consideration  for this  Agreement,
         -----------------------------
Employee hereby releases and forever discharges Companies and their respective predecessors, successors, partners, assigns, employees, shareholders, owners, officers, directors, agents, attorneys, subsidiaries, divisions, and affiliates (jointly referred to as "Employee's Released Parties") from any and all claims, demands, causes of action, obligations, damages, attorneys' fees, costs and liabilities of any nature whatsoever ("Claims"), whether or not now known, suspected or asserted, which Employee may have or claim to have against the Released Parties relating in any manner to Employee's employment with Companies and/or the termination of such employment, other than those claims arising by reason of Employee's rights under this Agreement and Benefit Plans of the Companies under this Agreement, and hereby covenants not to assert any such released Claims through a lawsuit, an administrative proceeding or otherwise. This General Release includes, but is not limited to, claims arising under federal, state or local laws prohibiting employment discrimination or claims arising out of any legal restrictions on Company's rights to terminate its employees, including without limitation the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, and the Civil Rights Act of 1991.

     Except as specifically provided herein in Section 4 or elsewhere, nothing in this Section 8 or Section 9 shall affect in any way, apply to, increase, or diminish, any rights which Employee has with respect to benefits under Benefit Plans that have accrued and vested as of the Effective Date. Nothing in this Agreement shall affect in any way, apply to, increase or diminish, any rights which Employee may have with respect to coverage by Companies' liability insurance policies, including directors and officers liability coverages, or Company's or Unocal's defense or indemnification of Employee during and after his employment with the Companies, or service as an officer or director thereof for acts or omissions occurring during the term of his employment with Company or the term of his service as an officer or director.

     9. General  Release by  Companies.  In  consideration  for this  Agreement,
        ------------------------------
Companies hereby release and forever discharge Employee and his successors, heirs, spouse, executors, insurers, creditors, administrators, devisees, the trustee of the Schmale Family Trust, partners, assigns, employees, shareholders, owners, officers, directors, agents, financial consultants (and specifically
AYCO) attorneys (and specifically, Pillsbury Madison & Sutro LLP), and affiliates (jointly referred to as "Companies' Released Parties") from any and all claims, demands, causes of action, obligations, damages, attorneys' fees, costs and liabilities of any nature whatsoever ("Company Claims"), whether or not now known, suspected or asserted, which Companies may have or claim to have against the Companies' Released Parties relating in any manner to Employee's employment with Companies and/or the termination of such employment (other than Company Claims arising under this Agreement), and hereby covenants not to assert any such released Company Claims through a lawsuit, an administrative proceeding or otherwise.

     10.  Section 1542  Waiver.  Companies  and Employee  waive all rights under
          -------------------
Section 1542 of the Civil Code of California. That section reads as follows:

                  "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

         Notwithstanding the provisions of Section 1542 or any similar law of any other state, and to provide a full and complete release of Employee's and Companies' Released Parties as provided in Sections 8 and 9 hereof, Companies and Employee expressly acknowledge that Sections 8 and 9 of this Agreement are intended to release, without limitation, Claims and Company Claims which Companies or Employee do not know or suspect to exist in their or his favor at the time of execution of this document, and that the settlement agreed upon completely extinguishes all such Claims and Company Claims.

     11. Non-Disclosure of Agreement.  Employee shall not disclose terms of this
         ---------------------------
Agreement to anyone; provided, however, that Employee may disclose the terms and text of this Agreement in confidence to his spouse, lender,attorneys, tax advisor, financial advisor, potential employer, or consulting client, or when required by legal or administrative proceedings. At the time of execution of this Agreement, Company agrees that it has no knowledge of any improper disclosure by Employee as such disclosure is referred to in this paragraph.

     12. Arbitration.  Except for claims for equitable or injunctive relief, the
         -----------
parties hereby agree to submit any claim or dispute arising out of the terms of this Agreement (including exhibits) to private and confidential arbitration by a single neutral arbitrator. Subject to the terms of this paragraph, the arbitration proceedings shall be governed by the Commercial Arbitration Rules of the American Arbitration Association, and shall take place in Los Angeles County. The arbitrator shall be appointed by agreement of the parties hereto or, if no agreement can be reached, by the American Arbitration Association pursuant to its Rules. The decision of the arbitrator shall be final and binding on all parties to this Agreement, and judgment thereon may be entered in any court having jurisdiction. All costs of the arbitration proceeding or litigation to enforce this Agreement, including reasonable attorneys' fees shall be paid to the prevailing party by the party against whom the arbitrator or court rules. The parties shall instruct the arbitrator to specify which party is the prevailing party. Except for claims for equitable or injunctive relief, this arbitration procedure is intended to be the exclusive method of resolving any claim relating to the obligations set forth in this Agreement or otherwise relating in any way to Employee's employment relationship with Companies.

     13. Entire Agreement.  This Agreement is a full and complete  expression of
         ----------------
the intent of the parties with respect to the subject matter of this Agreement. No other agreement or representation, express or implied, has been made by either party with respect to the subject matter of this Agreement.

     14.  Amendment.  This  Agreement  may not be  modified  except by a written
          --------
agreement signed by both Employee and by a Vice President of Unocal.

     15.  Governing Law. This  Agreement  shall be governed by, and construed in
          -------------
accordance with, the laws of the State of California without reference to the conflicts of law provisions thereof.

     16.  Severability.  In the  event any  provision  of this  Agreement  shall
          ------------
finally be determined to be unlawful, such provision shall be deemed to be severed from this Agreement and every other provision of this Agreement shall remain in full force and effect. If any one or more of the provisions of this Agreement shall for any reason be held to be excessively broad, it shall be construed, by limiting and reducing it, so as to be enforceable to the full extent possible under applicable law.

     17.  Assignment.  Employee warrants and represents that he has not assigned
          ----------
or in any way transferred any right or claim related to the subject matter of this Agreement and that he will not allow or assist in such transfer or assignment in the future. Any purported assignment or transfer shall be deemed void ab initio.

     18. No Admission.  This Agreement  shall not constitute an admission by any
         ------------
Released Party of any wrongful action or inaction whatsoever.

     19.  Voluntariness.  Employee  agrees that this  Agreement is understood by
          -------------
Employee and is voluntarily entered into by the Employee.

     20.  Beneficiary  Designation.  Employee  may  file a  written  beneficiary
          ------------------------
designation for any payments in the event of his death prior to receipt of the amounts due under this Agreement in the form of Exhibit A. The last such designation received by Company prior to his death shall control any such payments.

     21. Employee's Right to Review Agreement. Employee has twenty-two (22) days
         ------------------------------------
from the date of Employee's receipt of this Agreement to consider whether or not to sign this Agreement.

     22.  Effective  Date. This Agreement shall not be effective until eight (8)
          ---------------
days from the date of execution of this Agreement by Employee (the "Effective Date"). During the seven days following his execution of this Agreement, Employee may notify Company in writing of his revocation of this Agreement.

     23.  Employee's  Right to Consult  Counsel.  Employee is advised to consult
          -------------------------------------
with Employee's attorney before deciding whether or not to sign this Agreement.

     24.  Parties in  Interest.  Except as  expressly  provided to the  contrary
          --------------------
herein, this Agreement shall be binding upon each successor to, and assign of, the parties, and inure to the benefit of each permitted successor to, and assign of, the parties.

     25. Definitions. Capitalized terms herein shall have the meanings set forth
         ----------
below.

     (a) "After Tax Equivalent" means, with respect to the value of a benefit under a Benefit Plan that is tax free or tax deferred, the amount necessary to replace the value of such benefit after the tax effect on Employee, assuming a 50% effective tax rate. For example, if Employee were not able to receive a tax deferred allocation of $1,000 in a Benefit Plan that was a defined contribution plan, the After Tax Equivalent would be $2,000 payable in taxable form to Employee (on the assumption at least $1,000 net of taxes would be generated which Employee could choose to deposit in a deferred annuity). Similarly, the After Tax Equivalent of a tax deferred defined benefit future accrual would be twice the lump sum present value of the accrual at the time the accrual would otherwise have occurred using plan actuarial assumptions.

     (b) "Applicable Withholding" means the sum of (i) required Federal, state and local payroll and income tax withholding and (ii) withholdings for employee-side contributions pursuant to the terms of Benefit Plans.

     (c) "Benefit Plan" means all of the Unocal employee benefit plans (as defined in Section 3(3) of ERISA), programs or fringe benefit arrangements or payroll practices in effect at the Companies on October 14, 1997, any amendment, modification, restatement or successor to same, and any other "employee benefit plans" as defined in Section

3(3) of ERISA or fringe benefit programs established by the Companies during the term of Employee's employment described in Section 2(a) in which the Chief Financial Officer of Unocal is eligible to participate.

     (d)"COBRA"   means  the  health  care   continuation   provisions   of  the
Consolidated Omnibus Budget Reconciliation Act of 1986.

     (e) "Confidential Information" has the meaning assigned by Section 5.

     (f) "Effective Date" has the meaning assigned by Section 21.

     (g) "LTIP" means the Long Term Incentive Compensation Plan forming a part of the Unocal Corporation Management Incentive Program.

     (h)   "Non-Qualified   Retirement   Plans"  means  the  Unocal   Retirement
Supplementary Compensation Plan and the Unocal Supplemental Retirement Plan for Key Management Personnel.

     (i) "RICP" means the Revised Incentive Compensation Plan forming a part of the Unocal Corporation Management Incentive Program.

         IN WITNESS WHEREOF, this Agreement has been executed in duplicate originals.


UNION OIL COMPANY OF CALIFORNIA               EMPLOYEE


By: /s/ DENNIS P.R. CODON                    By: /s/ NEAL E. SCHMALE
    ---------------------                        -------------------


Dennis P.R. Codon                             Neal E. Schmale
-----------------                             ---------------
Print Name                                    Print Name

November 14, 1997                             November 14, 1997
--------------------------                    --------------------------
Date                                          Date



UNOCAL CORPORATION

By: /s/ DENNIS P.R. CODON
    ---------------------


Dennis P.R. Codon
-----------------
Print Name

November 14, 1997
--------------------------

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